Exhibit 99.1

                                  PRESS RELEASE


Sonic Foundry Reports Increased Sales and Sharp Improvement in Margins for First Quarter 2004; Company Ramps up Sales and Support of Mediasite Live

    MADISON, Wis.--(BUSINESS WIRE)--Feb. 12, 2004--Sonic Foundry(R), Inc. (Nasdaq:SOFO), a leading rich media solutions company, today announced sharply improved results for its first quarter of fiscal 2004. A strong increase in revenues and continued improvements in margins for the quarter ended Dec. 31, 2003, significantly reduced the company's loss compared to the same period last year.

    Financial and company highlights for the first quarter include:

    -- Revenues rose five-fold from the first quarter period one year ago. For the first quarter of fiscal 2004, revenues were $899,000, compared to $173,000 for the first three months of fiscal 2003. Compared to the immediately preceding fourth quarter, revenues increased 70 percent. Sonic Foundry also is now beginning to record a growing base of maintenance support revenue for Mediasite Live(TM), in line with its increasing service contracts.

    -- The company's customer base continued to expand to a total of more than 90 customers, with 26 new customers secured during the first three months of its fiscal year. New customers include: University of Colorado -- Boulder; Floortime Foundation; BAE Systems; Pitt County Schools; Simon Frasier University; University of Oklahoma; and Indiana University -- Purdue University Fort Wayne. In addition, the company realized additional follow-on sales within existing strategic accounts, including Arizona State University and Siebel Systems, indicating that Mediasite Live is gaining momentum within larger customer sites where information and knowledge capture are quickly being realized as a key asset.

    -- Gross margins improved significantly from the same period one year earlier. For the first fiscal quarter of 2004, gross margins increased to 62 percent, in line with expectations.

    -- Operating expenses declined year-to-year -- dropping 15 percent for the first quarter of fiscal 2004.

    -- Bottom-line results once again showed improvement, with the company reporting a net loss of $1.1 million, or four cents per share, versus a loss of $3.3 million, or 12 cents per share, for the same period one year earlier.

    -- The company continued to strengthen its balance sheet. Sonic Foundry held current assets steady yet reduced its overall current liabilities by 27 percent for the period ended Dec. 31, 2003.

    "We're executing our strategy on course and actually exceeding our plan of financial growth so far," said Rimas Buinevicius, chairman and CEO of Sonic Foundry. "Just in the first quarter of this fiscal year, we've secured more than 70 percent of the revenues we recorded for all of last year. Our momentum is building. We're starting to see the adoption of Mediasite Live as the rich media capture technology standard within the education market. This is evidenced by continuing purchases being made by several large, prestigious universities. These entities are steadily building up and standardizing their courses on Mediasite. We anticipate securing more multi-unit customers, not only within education, but also, within other markets we are targeting, such as government, healthcare and corporate environments. Still, we're only at the beginning and have a long way to go in building this company to what we think is its ultimate market potential."
    Sonic Foundry will host a conference call today to discuss its first quarter 2004 results at 10:00 a.m. CT/11:00 a.m. ET. It will use Mediasite Live to Webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com. An archive of the Webcast will be available for 30 days.

    About Sonic Foundry(R), Inc.

    Founded in 1991, Sonic Foundry (Nasdaq:SOFO) is a leading provider of rich media communications technology for the enterprise. The company's patent-pending Webcasting and Web presentation solutions are trusted by Fortune 500 companies, education institutions and government agencies for a variety of critical communication needs. Sonic Foundry is based in Madison, Wis. For more information about Sonic Foundry, visit the company's Web site at www.sonicfoundry.com.

    Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.


                         Sonic Foundry, Inc.
                     Consolidated Balance Sheets
                 (in thousands except for share data)

                                         December 31,    September 30,
                                             2003            2003
                                         -------------   -------------
Assets                                     (unaudited)
Current Assets:
  Cash and cash equivalents                   $ 8,579         $12,623
  Short-term investments                        3,552               -
  Accounts receivable, net of allowances
   of $33 and $40                                 438             508
  Accounts receivable, other                      249             139
  Inventories                                     118             111
  Prepaid expenses and other current
   assets                                         310             214
                                         -------------   -------------
      Total current assets                     13,246          13,595
Property and equipment:
  Leasehold improvements                          129             132
  Computer equipment                              805             741
  Furniture and fixtures                           96              96
                                         -------------   -------------
   Total property and equipment                 1,030             969
   Less accumulated depreciation                  433             381
                                         -------------   -------------
     Net property and equipment                   597             588
Other assets:
  Goodwill and other intangibles, net           7,713           7,726
  Capitalized software development costs,
   net of amortization of $577 and $508           823             892
                                         -------------   -------------
   Total other assets                           8,536           8,618
                                         -------------   -------------
Total assets                                  $22,379         $22,801
                                         =============   =============

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                            $   699         $ 1,065
  Accrued liabilities                             851           1,263
  Unearned revenue                                308             194
  Current portion of capital lease
   obligations                                     28              48
                                         -------------   -------------
     Total current liabilities                  1,886           2,570

  Deferred rent                                    32               -

Stockholders' equity:
  Preferred stock, $.01 par value,
   authorized 5,000,000 shares; none
   issued and outstanding                           -               -
  5% preferred stock, Series B, voting,
   cumulative, convertible, $.01 par
   value (liquidation preference at par),
   authorized 10,000,000 shares, none
   issued and outstanding                           -               -
  Common stock, $.01 par value,
   authorized 100,000,000 shares;
   29,393,275 and 28,684,449 issued and
   29,333,025 and 28,614,199 outstanding
   at December 31, 2003, and September 30,
   2003, respectively                             294             287
  Additional paid-in capital                  168,961         168,106
  Accumulated deficit                        (148,600)       (147,532)
  Receivable for common stock issued              (26)           (462)
  Treasury stock, at cost, 70,250 shares         (168)           (168)
                                         -------------   -------------
     Total stockholders' equity                20,461          20,231
                                         -------------   -------------
Total liabilities and stockholders'
 equity                                       $22,379         $22,801
                                         =============   =============


                          Sonic Foundry, Inc.
                       Statements of Operations
               (in thousands except for per-share data)
                              (Unaudited)

                                      Three Months Ended December 31,
                                    ---------------------------------
                                         2003                2002
                                    -------------       -------------
Continuing Operations
Revenue:
Product sales                            $   603             $   173
Customer support fees                         67                   -
Other                                        229                   -
                                    -------------       -------------
Total revenue                                899                 173
Cost of revenue                              324                 157
                                    -------------       -------------
Gross margin                                 575                  16

Operating expenses:
Selling and marketing expenses               748                 927
General and administrative expenses          681                 711
Product development expenses                 368                 470
                                    -------------       -------------
   Total operating expense                 1,797               2,108
                                    -------------       -------------
                                          (1,222)             (2,092)
Loss from operations

Other income, net                             34                   5
                                    -------------       -------------
Loss from continuing operations           (1,188)             (2,087)

Loss from operations of discontinued
 operations including $89 of income
 tax benefit in 2003                           -              (1,260)
Gain on disposal of discontinued
 operations                                  120                   -
                                    -------------       -------------
Net loss                                 $(1,068)            $(3,347)
                                    =============       =============

Loss per common share:
Continuing operations                    $ (0.04)            $ (0.08)
Discontinued operations                    (0.00)              (0.04)
                                    -------------       -------------
Net loss per common share -- basic
 and diluted                             $ (0.04)            $ (0.12)
                                    =============       =============

    CONTACT: Press Contact:
             Catapult PR-IR
             Terri Douglas, 303-581-7760, ext. 18
             tdouglas@catapultpr-ir.com
             or
             Investor Contact:
             Strategic Growth International, Inc.
             Rob Schatz, 212-838-1444
             rob@sgi-ir.com